UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Kifer Road Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of 2009 Employee Stock Purchase Plan

On June 23, 2009, at the 2009 Annual Meeting of the Shareholders of Silicon Storage Technology, Inc., our shareholders approved our 2009 Employee Stock Purchase Plan, or the Purchase Plan. An aggregate of 2,000,000 shares of common stock is reserved for issuance under the Purchase Plan. Currently, under the Purchase Plan, the Board of Directors has approved each offering to be six months long and consist of one “purchase period,” which is six months long. The first offering period under the Purchase Plan is scheduled to commence on August 16, 2009 and end on February 15, 2010. The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan may not be less than the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period.

A summary of the terms of the Purchase Plan is set forth in our definitive proxy statement for the 2009 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2009. The summary in the definitive proxy statement and the description of the Purchase Plan contained herein are qualified in their entirety by reference to the full text of the Purchase Plan which is filed as Annex A to the definitive proxy statement.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1(1)	2009 Employee Stock Purchase Plan

(1)	Incorporated by reference from Annex A to Silicon Storage Technology, Inc.’s definitive proxy statement for the 2009 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated June 29, 2009

SILICON STORAGE TECHNOLOGY, INC.

By:	/S/ JAMES B. BOYD
James B. Boyd
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1(1)	2009 Employee Stock Purchase Plan

(1)	Incorporated by reference from Annex A to Silicon Storage Technology, Inc.’s definitive proxy statement for the 2009 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2009.